SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

The Gabelli Multimedia Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The Gabelli Convertible and Income Securities Fund Inc.

The Gabelli Dividend & Income Trust

The Gabelli Equity Trust Inc.

The GDL Fund

GAMCO Global Gold, Natural Resources & Income Trust

GAMCO Natural Resources, Gold & Income Trust

The Gabelli Multimedia Trust Inc.

The Gabelli Global Utility & Income Trust

The Gabelli Healthcare & WellnessRx Trust

The Gabelli Utility Trust

The Gabelli Global Small and Mid Cap Value Trust

Bancroft Fund Ltd.

Ellsworth Growth and Income Fund Ltd.

(each, a “Fund” and together, the “Funds”)

One Corporate Center

Rye, New York 10580-1422

(914) 921-5070

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/SHAREHOLDERS

To Be Held on May 13, 2024

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH EACH FUND’S PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/SHAREHOLDERS, EACH DATED APRIL 3, 2024.

To the Stockholders/Shareholders of the Funds,

Notice is hereby given that the location of the Annual Meeting of Stockholders/Shareholders of each Fund (each, a “Meeting”) has been changed.  The date and time of each Meeting remains the same as disclosed in each Fund’s Proxy Statement and Notice of Annual Meeting of Stockholders/Shareholders.  Each Fund has determined that each Meeting will now be held at Indian Harbor Yacht Club, 710 Steamboat Rd, Greenwich, CT 06830. There are no additional changes to each Meeting, each Meeting will still be a “hybrid” meeting that you may attend in person or virtually by following the instructions in your Fund’s Proxy Statement and Notice of Annual Meeting of Stockholders/Shareholders, and the remaining information in each Fund’s Notice of Annual Meeting of Stockholders/Shareholders is herein incorporated by reference.

By Order of the Board of Directors/Trustees,

PETER GOLDSTEIN
Secretary

April 3, 2024